Exhibit 10.18

AMENDMENT TO THE LEASE

THIS AMENDMENT TO LEASE (the “Amendment”) is made this 3 day of May, 2019 (the “Effective Date”), by and between Victory Global, LLC (“Landlord”), whose address is 40 Christopher Way, Eatontown, New Jersey, and Angel Medical Systems, Inc. (Tenant), whose address is 40 Christopher Way, Suite 201, Eatontown, New Jersey.

WITNESSETH:

WHEREAS, the Tenant having previously executed a lease agreement dated May 1, 2018 (the “Lease”) pursuant to the terms of which Tenant has leased: 40 Christopher Way, Eatontown, NJ 07724, Suite 201, as shown on Exhibit “A” to this Lease Amendment, which consists of approximately 8,839 rentable square feet (the “Original Premises”);

WHEREAS, Tenant desires to expand the Original Premises to include Suite 202, as shown on Exhibit “B” to this Lease Amendment, which consists of approximately 12,481 square feet (the “Expansion Premises” and together with the Original Premises, the “Premises”); and

WHEREAS, the Landlord and Tenant have agreed to amend the Lease to reflect Tenant’s leasing of the Original Premises and the Expansion Premises and to make certain other modifications to the Lease in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.

Premises. As of the Effective Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expansion Premises in accordance with the terms and conditions set forth herein and in the Lease. From and after the Effective Date, any and all references in the Lease to the “Premises” shall mean and refer to the Original Premises and the Expansion Premises.

2.	Basic Amended Lease Information. As of the Effective Date, Section 11.1 of the Lease is hereby deleted in its entirety and replaced with the following:

“1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in the Lease, these terms are used in the Lease as defined terms:

(a)	LEASE DATE:May 1, 2018

(b)	LANDLORD:Victory Global, LLC

(c)	LANDLORD’S ADDRESS:40 Christopher Way, Eatontown, NJ 07724

(d)	TENANT: Angel Medical Systems Inc.

(e)	TENANT’S ADDRESS - 40 Christopher Way, Suite 201, Eatontown, NJ

(f)	BUILDING ADDRESS: 40 Christopher Way, Eatontown, NJ 07724

(g)	PREMISES: Suite 201, as shown on Exhibit “A” to this Lease Amendment and Suite 202, as shown on Exhibit “B”

(h)	RENTABLE AREA OF THE PREMISES: 21,320 rentable square feet, consisting of 8,839 rentable square feet for Suite 201 and 12,481 rentable square feet for Suite 202.

(i)	RENTABLE AREA OF THE BUILDING: 75,275 rentable square feet.

(j)	TENANT’S PROPORTIONATE SHARE OF THE COMMON OPERATING EXPENSES AND TAXES (estimated): 11.7423% Suite 201 and 16.5805% Suite 202.

(k)

TERM: The initial term of sixty (60) months, beginning on the Lease Commencement Date and expiring on the Expiration Date and, subject to Tenant’s Renewal Option pursuant to Section 27.23 of the Lease.

(l)	LEASE COMMENCEMENT DATE: May 8, 2018

(m)	EXPIRATION DATE: April 30, 2023

(n)	SECURITY DEPOSIT: $76,713.34, which is payable as follows:

$35,110.00	received by Landlord, May 2018. Collected.

$41,603.34	due to Landlord from Tenant with signed and fully executed Lease

Amendment.

(o)	BASE RENT: As set forth in Exhibit “C” attached to this Amendment.

(p)	ELECTRICITY: $1.75 per rentable square foot

$1,289.02 monthly Suite 201

$1,820.15 monthly Suite 202

(q)	CERTAIN ESTIMATED CAM CHARGES: As set forth in Article 5.

(r)	BROKER: Sheldon Gross Realty Inc.

(s)	PARKING SPACES: Parking spaces according to Article 26.”

3.

Exhibits. Exhibit “A” to the Lease is hereby deleted in its entirety and replaced with Exhibit “A” attached hereto. The Lease if further amended by inserting Exhibit “B” and Exhibit “C” attached hereto as Exhibit “B” and Exhibit “C”, respectively, to the Lease.

4.	Early Termination Right. The Lease is further amended by inserting the following as Article 28: “ARTICLE 28. EARLY TERMINATION

Notwithstanding anything in the Lease to the contrary, Tenant, at its option, may elect to terminate this Lease (subject to “survivability” definitions contained in the Lease) at any time from and after May 1, 2021, if and only if Tenant is subject to an acquisition transaction by an unrelated third party of (i) all or substantially all of Tenant’s assets or (ii) beneficial ownership of over 50% of the Company’s outstanding voting securities, whether by merger, consolidation, acquisition or otherwise (the “Early Termination Right”). Tenant shall exercise the Early Termination Right by providing written notice of its intention to exercise such right to Landlord as early as practically possible but not less than 30 days from the intended lease termination date. If Tenant exercises the Early Termination Right, then Tenant shall pay to Landlord a sum that is equal to the balance of the deferred rent at the time Tenant exercises the Early Termination Right and one-half (50%) of the remaining Base Rent payments due through Expiration Date (the “Early Termination Payment”),

For purposes of illustration, if Tenant exercises the Early Termination Right on May 1, 2021, then the Early Termination Payment shall be calculated as follows:

As of May 1, 2021: Deferred Rent Balance:	$52,736.82
1/2 Rent Balance	$426;400.08
Total Early Termination Payment due as of May 1, 2021:	$479,136.90

The Early Termination Payment will be adjusted for each subsequent month that rent, electric and expense payments are received by Landlord as per Exhibit “C”.”

5.

Subletting. Without limiting Tenant’s rights under Section 9.5 of the Lease, the parties agree that Tenant shall have the right to sublease all or any part of the Premises with Landlord’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed.

6.

Freight Elevator; Loading Docks. The parties acknowledge and agree that Tenant shall have reasonable access to use the freight elevator located on the second floor of the Building and the loading docks from time to time throughout the Term of the Lease, and Landlord agrees not to unreasonably restrict or limit Tenant’s access to the freight elevator or loading docks.

7.

Miscellaneous. Except as expressly amended hereby, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall, continue in full force and effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The individuals executing this Amendment hereby represent and warrant that they are empowered and duly authorized to so execute this Amendment on behalf of the parties they represent. This Amendment may be executed in one or more counterpart copies, all of which together shall constitute and be deemed an original, but all of which together shall constitute one and the same instrument binding on all parties.

[SIGNATURE PAGE TO FOLLOW]

Landlord and Tenant have executed this Lease Amendment as of the day and year first above written.

LANDLORD:
VICTORY GLOBAL, LLC

By:	/s/ Anil K. Monga
Name: Anil K. Monga
Title: Member

TENANT:
ANGEL MEDICAL SYSTEMS INC.

By:	/s/ David L. Keenan
Name: David L. Keenan
Title: COO

EXHIBIT “A”

SUITE 201

See Attached.

EXHIBIT “B”

SUITE 202

See Attached

EXHIBIT “C”

Base Rent Schedule

See attached.